QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
bebe stores, inc.

        We consent to the incorporation by reference in these Registration Statement Nos. 333-156038, 333-140589, 333-137683, 333-121588, 333-62096, and 333-65021 on Form S-8 of our report dated September 9, 2010 relating to the consolidated financial statements of bebe stores, inc., and the effectiveness of bebe store inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of bebe stores, inc. for the fiscal year ended July 3, 2010.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
September 9, 2010

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM